EXHIBIT (p)(3)

                                  HARRIS N.A.

                              THE HARRIS BANK N.A.

                       HARRIS INVESTMENT MANAGEMENT, INC.

                                HIM MONEGY, INC.
                             ----------------------

                        STANDARDS OF BUSINESS CONDUCT AND
                        CODE OF ETHICS FOR INVESTMENT AND
                              MUTUAL FUND PERSONNEL



                 AS RESTATED AND ADOPTED EFFECTIVE JULY 11, 2005

                      AS AMENDED EFFECTIVE JANUARY 3 , 2007

                                   HARRIS N.A.

                              THE HARRIS BANK N.A.

                       HARRIS INVESTMENT MANAGEMENT, INC.

                                HIM MONEGY, INC.
                             ----------------------

                        STANDARDS OF BUSINESS CONDUCT AND
                        CODE OF ETHICS FOR INVESTMENT AND
                              MUTUAL FUND PERSONNEL



                 AS RESTATED AND ADOPTED EFFECTIVE JULY 11, 2005

                      AS AMENDED EFFECTIVE JANUARY 3 , 2007








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TABLE OF CONTENTS

   SECTION                                                                 PAGE

I.             STANDARDS OF BUSINESS CONDUCT
               A.     IN GENERAL
               B.     FRAUDULENT CONDUCT
               C.     USE OF CONFIDENTIAL INFORMATION
               D.     ACTING ON INSIDE INFORMATION
                  1.     PROHIBITION
                  2.     DEFINITIONS
II.            DEFINITIONS
               A.     ADVISORY PERSON
               B.     AUTOMATIC INVESTMENT PLAN
               C.     BENEFICIAL OWNERSHIP
               D.     CLIENT
               E.     COMPLIANCE COMMITTEE
               F.     COVERED PERSON
               G.     COVERED SECURITY
               H.     DESIGNATED REPORTING PERSON
               I.     FEDERAL SECURITIES LAWS
               J.     FUNDS
               K.     IMMEDIATE FAMILY MEMBER
               L.     INITIAL PUBLIC OFFERING OR IPO
               M.     LIMITED OFFERING
               N.     PERSONAL SECURITIES TRANSACTIONS
               O.     PORTFOLIO PERSON
               P.     SUPERVISED PERSON
              Q.     WORKING LIST SECURITIES
III.           PERSONAL TRADING AND RESTRICTIONS ON ACTIVITIES
               A.     LOCATION OF ACCOUNTS FOR PERSONAL SECURITIES TRANSACTIONS
               B.     PRE-CLEARANCE
                  1. "COVERED SECURITIES" FOR PORTFOLIO PERSONS AND FOR OTHER COVERED PERSONS
                  2.     PRE-CLEARANCE
                  3.     RESCISSION OF APPROVAL
                  4.     WRITTEN APPROVAL
                  5.     EXPIRATION OF APPROVAL
                  6.     OBLIGATION TO REPORT NON-EXECUTION
                  7. PERSONAL SECURITIES TRANSACTIONS OF A DESIGNATED REPORTING PERSON
               C.     BLACKOUT PERIODS
                  1.     FOR ACTIVE SECURITIES
                  2.     DURING REOPTIMIZATIONS
                  3.     UPON ANALYST UPDATES
               D.     INTERESTED TRANSACTIONS


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               E.     SPECIAL PRE-CLEARANCE PROCEDURES FOR INITIAL PUBLIC
                      OFFERINGS
               F.     SPECIAL PRE-CLEARANCE PROCEDURES FOR LIMITED OFFERINGS
               G.     SHORT-TERM TRADING PROFITS
               H.     GIFTS & BUSINESS ENTERTAINMENT
                  1.     GIFTS
                  2.     ENTERTAINMENT
                  3.     AGGREGATION OF TIME PERIOD AND ENTITIES
               I.      SERVICE AS A DIRECTOR
IV.            EXEMPT TRANSACTIONS
V.             REPORTING REQUIREMENTS
               A.     DISCLOSURE OF PERSONAL HOLDINGS, TRANSACTIONS, AND
                      ACCOUNTS
               B.     EXCEPTIONS FROM REPORTING REQUIREMENTS
VI.            DELIVERY OF CODE AND CERTIFICATION OF COMPLIANCE
VII.           REPORTS TO AND REVIEW BY FUNDS' BOARD
VIII.          REVIEW PROCEDURES
IX.            SANCTIONS
X.             RECORDKEEPING
XI.            CONFIDENTIALITY
XII.           WHISTLEBLOWING
XIII.          OTHER LAWS, RULE AND STATEMENTS OF POLICY
XIV.           REQUESTING ADDITIONAL INFORMATION


                 ATTACHMENT A
                 ATTACHMENT B
                 ATTACHMENT C-1
                 ATTACHMENT C-2
                 ATTACHMENT D




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                          STANDARDS OF BUSINESS CONDUCT
                                       AND
                                 CODE OF ETHICS
                                       FOR
                  INVESTMENT AND MUTUAL FUND PERSONNEL ("CODE")



INTRODUCTION

         This Code establishes standards for both business conduct and personal investments by Covered Persons(1) of (i) Harris N.A. and The Harris Bank N.A. (collectively, "Bank"), (ii) HIM Monegy, Inc. ("Monegy"), and (iii) Harris Investment Management, Inc. ("HIM") -- (together and, as the context may imply, individually "Harris").(2)

         Each Covered Person is to read, understand, and follow this Code and is to certify as to having done so. See Attachment D containing the certification.(3)

         NOTE: Any breach of this Code may result in disciplinary action against the offending employee and may constitute a violation of law. See Section IX. Sanctions.

I.       STANDARDS OF BUSINESS CONDUCT

         A.    IN GENERAL. Covered Persons must:

                  1. conduct themselves on Harris' behalf in the manner required of fiduciaries;






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
(1)    The meanings attributed to capitalized terms are, unless otherwise noted, found in Section II.

(2) This Code is adopted in order to comply with Rule 17j-1 under the Investment Company Act of 1940, as amended, ("1940 Act"), and Rule 204A-1 under the Investment Advisers Act of 1940, as amended ("Advisers Act").

(3)    Although not a part of this Code, other policies and directives of BMO
Financial Group and Harris Financial Corporation impose duties on employees. Cf.
Bank of Montreal's First Principles and Code of Business Conduct and the Harris
Financial Corporate Policy Manual:
http://intraweb.harrisbank.com/intranet/directives/policies/Corporate_Policy/index.htm
--------------------------------------------------------------------------------------


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                  2.  conduct all Personal Securities Transactions
                      consistent with this Code and as to avoid any actual or potential conflict of interest or abuse of trust;

                  3.  not take inappropriate advantage of their positions;

                  4.  comply with Federal Securities Laws; and

                  5. promptly report any violations of the Code in the manner described herein.

         B. FRAUDULENT CONDUCT. In accordance with Federal Securities Laws, Covered Persons shall not (directly or indirectly) in connection with securities-related and advisory-related activities:

                  1.  employ any device, scheme, or artifice to defraud;

                  2. make any untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or

                  3. engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person.

         C.       USE OF CONFIDENTIAL INFORMATION

                  1. "Confidential information" means information not publicly available and includes, but is not limited to:

                    o    the composition of Client portfolios;
                    o    Clients' financial information;
                    o    corporate financial activity;
                    o    lists of Clients;
                    o    Working List Securities;
                    o    investment models, methods, processes, and formulae;
                         and


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                    o    and other proprietary information such as certain
                         records, procedures, systems, pending research recommendations, and software.

                  2.  Covered Persons must not:(4)

                  (a) disclose, directly or indirectly, any confidential information to anyone other than to the Client, to authorized persons of Harris, to authorized agents so that they may discharge their professional duties, and to other persons as the Client authorizes; or

                  (b) use, directly or indirectly, any confidential information for their personal benefit, e.g., front-running Client transactions.

         D.       ACTING ON INSIDE INFORMATION

                  1. PROHIBITION. Covered Persons must not trade -- or facilitate trades -- based on "inside information" in ANY capacity, whether for the account of a Client, of another person, or in which the Covered Person holds Beneficial Ownership.

                  2. DEFINITIONS. "Insider trading" is generally understood as the purchase or sale of securities while in possession of "inside information," i.e., material, non-public information (information not available to the general public but important in making a decision to buy or sell a security). "Insider trading" includes making such information available ("tipping"), directly or indirectly, to others who may trade based on that information.

         When in doubt about the coverage of this prohibition, seek the advice of a Designated Reporting Person.









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(4) These requirements are not applicable when such information is legally required to be disclosed, e.g., when duly requested by regulatory authorities or a court.


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II.      DEFINITIONS

         A.       ADVISORY PERSON

                  1.     "Advisory Person" means

                         a. any Supervised Person or any director (or other person occupying a similar status or performing similar functions), officer, or employee of the Bank,(5) Monegy, or HIM (or of any company in a control relationship to the Bank, Monegy, or HIM), who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding purchases or sales of Covered Securities for Clients, or the portfolio holdings of any Client, or whose functions relate to the making of any recommendations with respect to such purchases and sales; and

                         b. any natural person in a control relationship to the Bank, Monegy, or HIM who obtains information concerning recommendations made to the Clients or to any accounts of Clients of the Private Bank division of the Bank, Monegy, or HIM with regard to the purchase or sale of Covered Securities.

                  2. "Advisory Person" does NOT include a person who normally assists in the preparation of public reports or who receives public reports but who, in either case, receives no information about current recommendations or trading concerning Covered Securities for Client accounts

                  3. A list of all Advisory Persons as of the date of adoption of this Code is attached as Attachment B, which attachment will be updated at least annually by the Bank, Monegy and HIM.

         B.       AUTOMATIC INVESTMENT PLAN




-------------------------
(5) The Bank may be an Advisory Person of the Funds by virtue of its control relationship to HIM, the investment adviser, as "control" is defined in Section 2(a)(9) of the 1940 Act. Cf. Rule 17j-1(a)2)(i). If any employee of an affiliate of the Bank, HIM, or Monegy performs duties of Advisory Persons, that employee shall be subject to this Code.

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                  "Automatic Investment Plan" means a program, including a
         dividend reinvestment plan, in which regular periodic investments or withdrawals are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation.

         C.       BENEFICIAL OWNERSHIP

                  1. "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and Rule 16a-1(a)(2) thereunder, except that the determination of Beneficial Ownership shall apply to all securities that a Covered Person owns or acquires.

                  2. PRESUMPTION OF BENEFICIAL OWNERSHIP. A Covered Person should assume Beneficial Ownership of securities held by an Immediate Family Member or held by other persons by reason of any contract, arrangement, understanding, or relationship that provides the Covered Person with direct or indirect pecuniary interest in the equity securities.

                  3. The presumption of Beneficial Ownership of securities held by an Immediate Family Member may be rebutted by evidence that the Compliance Committee, in its discretion, finds sufficient.

         D.       CLIENT

                  "Client" means anyone for whom investment management or advice is provided by Harris, and it includes the Funds and, unless the context requires otherwise, prospective clients.

         E.       COMPLIANCE COMMITTEE

                  "Compliance Committee" comprises all Designated Reporting Persons, an executive vice president or a senior vice president of the Bank, a designee of the Bank's general counsel, and an officer of HIM. Other than those serving ex officio, the members of the Compliance Committee shall be appointed


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

         annually by the Harris Financial Fiduciary and Investment-Related Activities Risk Management Committee.

         F.       COVERED PERSON

                  1.     "Covered Person" means:

                         a. with respect to Monegy or HIM, any Advisory Person, director, officer, or partner;

                         b.  with respect to the Bank, any Advisory Person.

                  2. A list of all Covered Persons as of the date of adoption of this Code is attached as Attachments C-1 and C-2, to be updated at least annually by the Bank, Monegy, and HIM.

         G.       COVERED SECURITY

                  1. "Covered Security" has the same meaning of "security" under Section 2(a)(36) of the 1940 Act, as amended and interpreted from time to time. The "PURCHASE OR SALE OF A COVERED SECURITY" includes, among other things, the buying or writing of an option to purchase or sell a Covered Security.

                  2. For purposes of Section V. (Reporting) ONLY, "Covered Security" includes shares of exchange-traded funds (or "ETFs"); ETF's are NOT considered "Covered Securities" for purposes of the pre-trade clearance or blackout provisions in this code.

                  3. Except as otherwise noted in this code, "Covered Security" includes shares of the Funds.

                  4. "Covered Securities" does NOT include the following instruments, transactions in which are not subject to the pre-clearance, blackout, or reporting provisions of this Code:

                  o   direct obligations of the United States;

                  o   bankers' acceptances;

                  o   bank certificates of deposit;


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                  o   high-quality, short-term debt instruments, including
                      repurchase agreements;

                  o   commercial paper;

                  o shares of the Phoenix Insight Money Market Fund, Phoenix Insight Government Money Market Fund, and Phoenix Insight Tax Exempt Money Market Fund;

                  o   shares of registered open-end investment companies; and

                  o shares of unit investment trusts that invest exclusively in one or more open-end investment companies (OTHER THAN the Funds).


                  4. As circumstances warrant for the equitable administration of this Code, the Compliance Committee may construe the definition of Covered Security, on a case-by-case basis as matters are presented to it, to take into account the exemptions and exclusions from the definition of "security" adopted by the Securities and Exchange Commission under the Federal Securities Laws.

         H.       DESIGNATED REPORTING PERSON

                  1. "Designated Reporting Person" means each of the chief compliance officers of the Bank, Monegy, and HIM, and his or her designee.

                  2. Except as provided herein, the "APPROPRIATE DESIGNATED REPORTING PERSON" means a Designated Reporting Person (and his or her designee) responsible for the Harris entity for which the Covered or Advisory Person primarily performs duties.

         I.       FEDERAL SECURITIES LAWS

                  "Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of


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

         these statutes, the Bank Secrecy Act as it applies to registered investment companies and investment advisers, and any applicable rules adopted thereunder by the Securities and Exchange Commission or the Department of the Treasury.

         J.       FUNDS

                  "Funds" means any investment companies for which HIM or any of its affiliates serve as either investment adviser (as defined in Section 2(a)(20) of the 1940 Act) or principal underwriter.

         K.       IMMEDIATE FAMILY MEMBER

                  "Immediate Family Member" means, with respect to a person, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, brother-in-law, sister-in-law (including these relationships by virtue of adoption) sharing that person's household.

         L.       INITIAL PUBLIC OFFERING OR IPO

                  "Initial Public Offering" or "IPO" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

         M.       LIMITED OFFERING

                  "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) of that Act or pursuant to rule 504, rule 505, or rule 506 under the Securities Act of 1933.

         N.       PERSONAL SECURITIES TRANSACTIONS

                  "Personal Securities Transactions" mean transactions in Covered Securities (unless defined more restrictively to exclude, for example, shares of the Funds) in which a person has (at the


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         time of sale or redemption) or acquires (upon purchase) Beneficial
         Ownership.

         O.       PORTFOLIO PERSON

                  "Portfolio Person" means any Covered Person who, in connection with his or her regular functions or duties, has access to specific information (e.g., as to timing and issuer) regarding the purchase or sale of securities by the Funds.

         P.       SUPERVISED PERSON

                  "Supervised Person" means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of Monegy or HIM, and any other person who provides investment advice on behalf of Monegy or HIM and who is subject to the supervision and control of either of these investment advisers.

         Q.       WORKING LIST SECURITIES

                  "Working List Securities" means securities on Harris' then-current research databases, which, as a result of analysis, are designated for purchase, sale, holding, or watching.

                                      * * *

III.     PERSONAL TRADING AND RESTRICTIONS ON ACTIVITIES

         A.       LOCATION OF ACCOUNTS FOR PERSONAL SECURITIES TRANSACTIONS

                  1. All Personal Securities Transactions of Covered Persons must be conducted through accounts that have been identified in writing to the appropriate Designated Reporting Person. Each such account must be set up to deliver duplicate copies of all confirmations and account statements to that Designated Reporting Person. No exceptions will be made to this provision.

                  2. Except with respect to shares of the Funds held in an employee benefit plan, Personal Securities Transactions in


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         shares of the Funds may be placed only through an account that has been identified to and approved by a Designated Reporting Person or an account with the transfer agent for the Funds.


         B.       PRE-CLEARANCE

                  1. "COVERED SECURITIES" FOR PORTFOLIO PERSONS AND FOR OTHER COVERED PERSONS. Personal Securities Transactions must be pre-cleared. If involving a Portfolio Person, pre-clearance applies to any Covered Security including shares of the Funds. (See exception below for transactions in employee benefit plans.) For all other Covered Persons, pre-clearance is not required for shares of the Funds.

                  2.     PRE-CLEARANCE. Personal Securities Transaction must:
                           a. be approved in advance by the appropriate Designated Reporting Person; and

                           b. completed no later than the close of regular trading on the New York Stock Exchange on the trading day after the approval is received.

                  3. RESCISSION OF APPROVAL. The appropriate Designated Reporting Person may rescind approval if he or she communicates the rescission to the Covered Person with sufficient time to cancel execution.

                  4. WRITTEN APPROVAL. The appropriate Designated Reporting Person will provide the approval in writing to the Covered Person to memorialize oral authorization granted.

                  5. EXPIRATION OF APPROVAL. Pre-clearance approval expires at the close of regular trading on the New York Stock Exchange on the trading day after the date on which approval is received. If the approval expires, he or she must obtain another pre-clearance approval any subsequent transaction.


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                  6.     OBLIGATION TO REPORT NON-EXECUTION. If a Personal
         Securities Transaction has received pre-clearance approval but has not been executed prior to the expiration of the pre-clearance approval period, the Covered or Portfolio Person who requested pre-clearance shall report the non-execution to the Designated Reporting Person who granted the approval no later than the close of business on the trading day after the approval expired.

                  7. PERSONAL SECURITIES TRANSACTIONS OF A DESIGNATED REPORTING PERSON. Personal Securities Transactions by a Designated Reporting Person who is also a Covered Person may not be executed without pre-clearance approval from another Designated Reporting Person, provided the latter has no reporting relationship to the former.

         C.       BLACKOUT PERIODS

                  1. FOR ACTIVE SECURITIES. Except with respect to shares of the Funds, no Covered Person shall knowingly effect a Personal Securities Transaction:

                           a. on a day during which a Client account has a pending "buy" or "sell" order in that same Covered Security, until that order is executed or withdrawn; or

                           b. when the same security is being actively considered by the investment adviser or investment sub-adviser for purchase or sale for any Client account. A purchase or sale of a security is being "actively considered" when a recommendation to purchase or sell has been made for a Client account and is pending.

                  2. DURING REOPTIMIZATIONS. Except with respect to shares of the Funds, no Advisory Person shall effect a Personal Securities Transaction when he or she knows or has reason to know that such Covered Security is under consideration for purchase or sale in a Client account:


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                           a.  from the time of dissemination of the output of
                           any Harris investment model until the time of publication of the final list of pending transactions based upon the investment model; and

                           b. from the time of publication of the final list of pending transactions based upon the Harris investment model until seven calendar days after a Client account has completed its transactions in that security.

                  3. UPON ANALYST UPDATES. No Covered Person acting in the role of an analyst, and with regard to ANY Covered Security that Covered Person follows, shall, without the approval of the appropriate Designated Reporting Person, purchase or sell that security within 30 calendar days before or seven calendar days after that Covered Person issues or publishes an update of any research notes, current comments, ratings changes, etc., concerning that security. Moreover, such Covered Person may not purchase or sell a security in a manner inconsistent with the recommendations in his or her most recent research report.

         D.       INTERESTED TRANSACTIONS

                  1. No Advisory Person shall knowingly recommend any securities transactions for the Funds without having disclosed his or her interest, if any, in such securities or the issuer thereof to a Designated Reporting Person, including without limitation:

                      o Any Beneficial Ownership of any securities of such issuer;

                      o Any contemplated transaction by such Advisory Person in any securities of such issuer;

                      o Any official or unofficial position of the Advisory Person or Immediate Family Member of the Advisory Person with such issuer or its affiliates; and


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                      o  Any present or proposed business relationship between
                         such issuer or its affiliates and such Advisory
                         Person or Immediate Family Member of the Advisory Person or any party in which such Advisory Person or Immediate Family Member of the Advisory Person has a significant interest.

                  2. In accordance with NASD Conduct Rule 2711 and NYSE Rule 472, no Covered Person who is an analyst may purchase or receive pre-IPO securities from a company engaged in the industry that the analyst covers.

         E.       SPECIAL PRE-CLEARANCE PROCEDURES FOR INITIAL PUBLIC OFFERINGS.

         No Covered Person may knowingly acquire securities in an IPO unless:

                  1. Such transaction otherwise complies with all other provisions of this Code and NASD Rule 2790;

                  2. The Covered Person has no responsibility for any Client account that is authorized to invest in IPOs;

                  3. The Covered Person has submitted for review by the appropriate Designated Reporting Person full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Covered Person's activities on behalf of any Client account); and

                  4. The Designed Reporting Person has (i) concluded (after having reviewed the details supplied by the Covered Person, received the written certification, and consulted with other Harris investment advisory personnel) that no Client accounts have a foreseeable interest in purchasing such securities and (ii) granted approval.



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         F.       SPECIAL PRE-CLEARANCE PROCEDURES FOR LIMITED OFFERINGS.

         No Covered Person shall knowingly acquire any securities in a Limited Offering unless:

                  1. Such transaction otherwise complies with all other provisions of this Code;

                  2. The Covered Person has submitted for review by the appropriate Designated Reporting Person full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Covered Person's activities on behalf of any Client account); and

                  3. The Designed Reporting Person has (i) concluded (after having reviewed the details supplied by the Covered Person, received the written certification, and consulted with other Harris investment advisory personnel) that no Client accounts have a foreseeable interest in purchasing such securities and (ii) granted approval.

         G.       SHORT-TERM TRADING PROFITS

                  1. No Covered Person shall knowingly profit from the purchase and sale, or sale and purchase within a 60-day calendar period of the same (or equivalent) Working List Securities of which such Covered Person has Beneficial Ownership. Any profit so realized shall be paid over to a charitable organization of the Compliance Committee's choosing.

                  2. Notwithstanding the foregoing and provided that at least two Designated Reporting Persons (neither of which report to the other) approve any exception granted pursuant to this section, a Covered Person may be permitted to retain profits that result from a purchase or sale that occurs as a consequence of circumstances not foreseen at the time of the initial sale or purchase transaction, e.g., a "sale" pursuant to a tender offer for securities purchased without knowledge of the impending tender offer within 60 calendar days of the required tender date.


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         H.       GIFTS & BUSINESS ENTERTAINMENT

                  1. GIFTS. No Covered Person shall accept or provide a gift worth more than $100 from or to any outside person or entity that does business, or seeks to do business, with the Funds for which the Covered Person performs duties or over which the Covered Person exercises managerial influence.

                  2. ENTERTAINMENT. No Covered Person shall provide or accept any business entertainment to or from any outside person or entity unless the entertainment is considered to be a customary business practice, is reasonable under the circumstances, and is not so excessive, frequent, lavish, or extravagant as to raise questions of propriety.

                  Moreover, any such business entertainment shall only be permitted if (a) the Covered Person shall be in attendance; (b) the entertainment is for business purposes; (c) the Covered Person reports the business entertainment to the appropriate Designated Reporting Person when the value exceeds $300; and (d) the Covered Person's travel and lodging related to the business entertainment is paid for by a Harris line of business.

                  3. AGGREGATION OF TIME PERIOD AND ENTITIES. With respect to gifts, the $100 limit from a single person or to a single person is to be aggregated within any 12-month period. With respect to gifts and business entertainment, affiliates and agents of the outside person or entity shall be considered a single person.

         I.       SERVICE AS A DIRECTOR

         No Covered Person, other than an individual who is a Covered Person solely because such individual is a member of the board of directors of Monegy or HIM, shall serve on the board of directors of any publicly-traded company without prior written authorization from the Compliance Committee based upon a determination that such board service would be consistent with the interests of the Funds and their shareholders.


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IV.      EXEMPT TRANSACTIONS

         The prohibitions described in Sections III.B. (Pre-Trade Clearance), III.C. (Blackout Periods), and III.G. (Short-Term Trading Profits) shall not apply to:

                  A. Securities purchases or sales effected in any account over which the Covered Person has no direct or indirect influence or control;

                  B. Securities purchases or sales over which neither the Covered Person nor the Funds have control;

                  C.     Transactions that are part of an Automatic Investment
                  Plan;

                  D. Re-allocations no more than every 90 days by a Portfolio Person among the Funds held in each Harris-sponsored, participant-directed employee benefit plan in which such person participates;

                  E. Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from the issuer, and sales of such rights so acquired;

                  F. Cumulative purchases or cumulative sales (but not both a purchase and a sale) within a seven-day period of up to 200 shares of securities issued by any company with a market capitalization in excess of $1 billion. (See Section V.A.5. for special reporting provisions);

                  G. Subject to the advance written approval (which writing shall be retained by the appropriate Designated Reporting Person), purchases or sales which are permissible in the opinion of the appropriate Designated Reporting Person if he or she determines after appropriate inquiry that the transaction is consistent with the fiduciary duty owed to Clients and is not potentially harmful to Clients because: (i) it does not conflict with any known pending or contemplated


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

                  securities transaction for any current Client and (ii) the decision to purchase or sell the security is not the result of information obtained in the course of the subject person's relationship with a Client or Harris; or

                  H.     Transactions in options on a securities index.



V.       REPORTING REQUIREMENTS

         A.       DISCLOSURE OF PERSONAL HOLDINGS, TRANSACTIONS, AND ACCOUNTS

                  1. INITIAL HOLDINGS REPORTS. No later than 10 business days after becoming a Covered Person, such person shall disclose holdings of Covered Securities in which the Covered Person has Beneficial Ownership to the appropriate Designated Reporting Person in a report containing the following information (which information must be current as of a date no more than 45 calendar days prior to the date the person becomes a Covered Person):

                         a.    The name of the Covered Person;

                         b. The title and type of security, the ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each security;

                         c. The name of any broker, dealer, or bank with whom the Covered Person maintains an account; and

                         d. The date that the report is submitted by the Covered Person.

                  2. ANNUAL HOLDINGS REPORTS. Each Covered Person shall submit to the appropriate Designated Reporting Person no later than February 1 of each year an annual report of holdings of Covered Securities in which the Covered Person has Beneficial Ownership current as of a date no more than 45 calendar days before the annual report is submitted, with the following information:

                         a.    The name of the Covered Person;

                         b. The title and type of security, the ticker symbol or CUSIP number (as applicable), number of shares and principal amount of each security;

                         c. The name of any broker, dealer, or bank with whom the Covered Person maintains an account; and

                         d. The date that the report is submitted by the Covered Person.

                  3. QUARTERLY TRANSACTION REPORTS. Each Covered Person must submit to the appropriate Designated Reporting Person a quarterly transaction report no later than 30 calendar days after the end of any calendar quarter in which occurred all Personal Securities Transactions in a Covered Security and all accounts in which the Covered Person had any Beneficial Ownership (unless the "Exceptions from Reporting Requirements" below apply). The quarterly report must contain the following information:

                         a.    The name of the Covered Person;

                         b. The date of the transaction, the title and type of security, the tickler symbol or CUSIP member (as applicable), interest rate and maturity date (if applicable), the number of shares, and the principal amount of each security;

                         c. The nature of the transaction (i.e., purchase, sale, gift, or any other acquisition or disposition);

                         d.    The price at which the transaction was effected;

                         e. The name of the broker, dealer or bank with or through which the transaction was effected and, for new accounts, the date the account was established; and

                         f. The date that the report is submitted by the Covered Person.

                  4. The Designated Reporting Person shall review the initial and annual holding reports and the quarterly transaction reports and monitor the trading patterns of Covered Persons and, as appropriate, compare the reports with the written pre-clearance authorization provided and with records of transactions for Clients.

                  5. Any Advisory Person who, at the time of an reoptimization of an investment model used by Harris (i.e., from the time of security selection to execution under the model), has engaged in any transaction in a Covered Security, which transaction is not required to be pre-cleared pursuant to the exclusion provided by
         Section IV.E. (exemption for under 200 shares and $1 billion in market capitalization) and has not yet been reported in a quarterly report pursuant to this Section, shall provide a written report of the transaction to the appropriate Designated Reporting Person, disclosing the information required under paragraph A.3. above.

                  6. Any report submitted pursuant to this Section may contain a statement that the report shall not be construed as an admission by the Covered Person that such person has in fact any direct or indirect Beneficial Ownership in the securities to which the report relates.

         B.       EXCEPTIONS FROM REPORTING REQUIREMENTS.

                  1. No report shall be required with respect to transactions for, and Covered Securities held in, accounts over which the Covered Person had no direct or indirect influence or control, but the granting by a Covered Person of investment discretion to another person shall not be considered a lack of control by the Covered Person.

                  2. No quarterly transaction report shall be required if such report would duplicate information contained in broker trade confirmations or account statements received by the appropriate Designated Reporting Person if that Designated Person receives the confirmation or statement within 30 calendar days of the end of the applicable calendar quarter and provided that all of the required information is contained in the broker trade confirmations or account statements, or the records of the Funds or Harris. However, each Covered Person shall either confirm the accuracy of, or correct any error in, the quarterly transactions list provided to the Covered Person by the Designated Reporting Persons.

                  3. No report shall be required for transactions effected pursuant to an Automatic Investment Plan.




VI.      DELIVERY OF CODE AND CERTIFICATION OF COMPLIANCE

                  1. The Bank, Monegy and HIM, through their chief compliance officers, are each responsible for notifying their Covered Persons of their status and obligations under this Code and for providing to each of those individuals a copy of this Code and copies of amendments from time to time.

                  2. Each Covered Person shall certify annually that he or she has read and understood this Code and recognizes that he or she is subject to such Code. Further, each Covered Person shall certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all Personal Securities Transactions required to be disclosed or reported pursuant to the requirements of the Code.

                  3. Upon any amendment of the Code, each Covered Person shall provide similar certifications. A form of certification is attached to this Code as Attachment D.

VII.     REPORTS TO AND REVIEW BY FUNDS' BOARD

                  1. At least quarterly HIM shall provide a written report at a regular meeting of a Funds' board that describes any issues arising under this Code and pertinent to the Funds since the last report to the Funds' board, including, but not limited to, information about material violations of the Code and sanctions imposed in response to such material violations.

                  2. At least annually, the Bank, HIM, and Monegy shall certify that they have adopted procedures reasonably necessary to prevent Covered Persons from violating the Code.

                  3. HIM, Monegy, and the Bank shall require their respective chief compliance officers or designees to report quarterly to the Funds' boards any material breach of fiduciary duty and/or the Federal Securities Laws of which the respective chief compliance officer becomes aware in the course of carrying out his or her duties.

                  4. At least annually and, in any case, within six months of adopting any material change to this Code, the Bank, HIM, and Monegy shall report to the Board of the Funds and submit for approval any recommended or previously adopted changes to this Code.

VIII.    REVIEW PROCEDURES

         Harris shall institute and periodically review procedures (1) reasonably necessary to prevent violations of this Code and (2) pursuant to which appropriate management or compliance personnel review all reports required by this Code.

IX.      SANCTIONS

         Upon discovering that a Covered Person has not complied with the requirements of this Code, a Designated Reporting Person shall submit written findings to the Compliance Committee. The Compliance Committee may impose on that Covered Person sanctions the Compliance Committee deems appropriate, including, among other things, the unwinding of the transaction and the disgorgement of profits, suspension or termination of employment, or removal from office.

X.       RECORDKEEPING

         A.       Harris shall maintain as records:

                  1. This Code and any prior code in effect during the five years preceding the date of this Code.

                  2. A record of any violation of this Code, and of any action taken as a result of the violation.

                  3. A record of all written acknowledgements provided pursuant to Section II. for each person who is or was within the last six years, a Covered Person.

                  4. A copy of each report made by a Covered Person required by this Code, including any information pursuant to Section V.B.2 in lieu of the quarterly reports otherwise required by this Code.

                  5. A record of all persons, currently or within the past five years, who are or were Covered Persons and who are or were responsible for reviewing the reports required in Section V.

                  6. A copy of each report required by Section VI of this Code.

                  7. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of securities under Sections III.E., III.F., III.G., and IV., and all other provisions granting an exception under this Code.

                  8. Any written report prepared by the Bank, HIM or Monegy concerning the subject matter of this Code.


         B. Unless otherwise required, all records maintained pursuant to this section shall be retained for six years in an easily accessible place, the first two years in an appropriate office.

XI.      CONFIDENTIALITY

         All information obtained from any Covered Person hereunder shall be kept in strict confidence, except that reports of securities transactions hereunder may be made available, to the extent required by law, to the Securities and Exchange Commission, any other regulator, any self-regulatory organization, or the Funds' boards.

XII.     WHISTLEBLOWING

         Each Covered Person shall report any known or reasonably suspected violation of this Code to the appropriate Designated Reporting Person, to the Law Department of the Bank, or to the Bank's chief compliance officer, who, in turn, will report the allegations to the Compliance Committee. The Compliance Committee will decide what action is appropriate.

XIII.    OTHER LAWS, RULE AND STATEMENTS OF POLICY

         Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule, regulation, or any other statement of policy or procedure governing the conduct of such person adopted by Harris or the Funds.

XIV.     REQUESTING ADDITIONAL  INFORMATION

         If any person has any questions with regard to the applicability of the provisions of this Code generally or with regard to any securities transaction or transactions such person should consult the appropriate Designated Reporting Person.

Approved March 1, 2007

ATTACHMENT A
Portfolio Persons of
Harris N.A.
Harris Investment Management, Inc.,
and
HIM Monegy, Inc.
as of _________________________


ATTACHMENT B
Advisory Persons of
Harris N.A.
Harris Investment Management, Inc.,
and
HIM Monegy, Inc.
as of _________________________

ATTACHMENT C-1
Covered Persons of
Harris Investment Management, Inc.,
and HIM Monegy, Inc.
as of _________________________

ATTACHMENT C-2
Covered Persons of
Harris N.A.
as of ______________________

ATTACHMENT D

                                   HARRIS N.A.

                              THE HARRIS BANK N.A.

                       HARRIS INVESTMENT MANAGEMENT, INC.

                                HIM MONEGY, INC.

                             ----------------------

                        STANDARDS OF BUSINESS CONDUCT AND
                   CODE OF ETHICS FOR INVESTMENT ADVISORY AND
                        MUTUAL FUND MANAGEMENT PERSONNEL
                                    ("CODE")

                             ----------------------

                                  CERTIFICATION


The undersigned hereby certifies as follows:

         I have read the Code.

         I understand the Code and acknowledge that I am subject to it.

         Since the date of the last Certification (if any), to the best of my knowledge I have complied with all the requirements of the Code and have disclosed or reported all personal securities transactions required to be reported under the requirements of the Code.


Date: ____________________________
                                    Signature

      ____________________________
                                   Print Name









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